                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                                October 12, 1995
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                       (Date of Earliest Event Reported)



                          GENETICS INSTITUTE, INC.
        ----------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


                                  Delaware
        ----------------------------------------------------------------
               (State or other jurisdiction of incorporation)



        0-14587                                           04-2718435
------------------------                      ---------------------------------
(Commission File Number)                      (IRS Employer Identification No.)




        87 CambridgePark Drive, Cambridge Massachusetts                 02140
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           (Address of principal executive offices)                   (Zip Code)


                                 (617) 876-1170
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              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.
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        On October 12, 1995, GI Acquisition Corp., a Delaware corporation (the
"Purchaser") and wholly-owned subsidiary of Genetics Institute, Inc., a Delaware corporation ("GI"), acquired 1,393,641 shares of callable common stock, par value $0.01 per share (the "Shares"), of SciGenics, Inc., a Delaware corporation ("SciGenics"), for $14.00 per Share in cash. The Shares acquired by the Purchaser represent approximately 66.7% of the Shares issued and outstanding as of October 12, 1995.

        The Shares were acquired through a tender offer (the "Offer") which was commenced by the Purchaser on September 13, 1995, pursuant to the terms of an Agreement and Plan of Merger dated as of September 7, 1995 (the "Merger Agreement"), among GI, the Purchaser and SciGenics. The Merger Agreement provides that, subject to certain terms and conditions, the Purchaser will be merged with and into SciGenics, which will become a wholly-owned subsidiary of GI (the "Merger"). Under the Delaware General Corporation Law and SciGenics' Bylaws, the Purchaser, as the owner of more than a majority of the outstanding Shares, has the ability to approve the Merger without any action on the part of any other stockholder of SciGenics.

        The Merger Agreement was entered into following negotiations between GI and a special committee of the board of directors of SciGenics consisting of all of the directors of SciGenics who are not officers or directors of GI. In connection with the formation of SciGenics, SciGenics and GI entered into a series of agreements, including, a Development Agreement, Technology License Agreement, Program Purchase Option Agreement and Services Agreement, and GI entered into a Stock Purchase Option Agreement with the underwriters of SciGenics' initial public offering. Since SciGenics' inception, each of SciGenics' executive officers has also been an executive officer of GI. A description of the material relationships existing between GI and SciGenics is contained in the Rule 13e-3 Transaction Statement filed by GI, SciGenics and the Purchaser in connection with the transaction.

        The total amount of funds required by the Purchaser to purchase all of the outstanding Shares pursuant to the Offer and the Merger, and to pay related fees and expenses, is estimated to be approximately $30 million. The Purchaser will obtain such funds from GI. GI obtained the funds necessary to purchase Shares pursuant to the Offer, and intends to obtain the funds necessary


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to pay for remaining Shares pursuant to the Merger, from its available corporate funds.


Item 7. Financial Statements and Exhibits.
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    (a) Financial statements of business acquired.

        To be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby indicates that the filing of such financial statements is impracticable and undertakes to file such information as soon as it is available on a Form 8K/A Amendment to this Report, and in any event on or before December 26, 1995.

    (b) Pro Forma financial information.

        To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the Registrant hereby indicates that the filing of such financial statements is impracticable and undertakes to file such information as soon as it is available on a Form 8K/A Amendment to this Report, and in any event on or before December 26, 1995.

    (c) Exhibits.

Exhibit No.                               Exhibit
-----------                               -------
     99.1                       Press Release of Genetics Institute, Inc.
                                dated October 12, 1995. (1)




-------------------

(1)  Incorporated by reference from Amendment No. 3 to Schedule
     14D-1 filed by GI and the Purchaser on October 12, 1995.



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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  October 26, 1995


                                        /s/ Garen G. Bohlin
                                        --------------------------------------
                                        By:    Garen G. Bohlin
                                        Title: Executive Vice President and
                                               Chief Financial Officer





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
                                EXHIBIT INDEX
                                -------------

Exhibit No.                                     Exhibit
-----------                                     -------
    99.1                        Press Release of Genetics Institute, Inc. dated
                                October 12, 1995. (1)




----------------------------

(1) Incorporated by reference from Amendment No. 3 to Schedule 14D-1 filed by GI and the Purchaser on October 12, 1995.



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